Exhibit 99.1

Venus Concept Reports Preliminary Revenue Results for Fourth Quarter 2021

TORONTO, January 10, 2022 – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today reported preliminary unaudited revenue results for the three months ended December 31, 2021.

Management Commentary:

“Fourth quarter revenue results reflect strong global demand from customers and strong execution of our focused commercial strategy,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “We delivered revenue growth for this quarter of more than 30% year-over-year in the United States and 20% revenue growth year-over-year in international markets. Sales to international customers increased 44% on a quarter-over-quarter basis, despite continued global supply disruptions related to COVID-19 which resulted in a backlog for customer purchase orders received of $1.1 million at quarter-end. Total systems and subscription revenue increased approximately 36% year-over-year in the fourth quarter fueled by continued strong adoption of Venus Bliss and a record quarter for system adoption in our hair restoration business where revenue increased more than 60% year-over-year in Q4.”

Mr. Serafino continued: “While the operating environment continues to be challenging, our confidence in the long-term outlook for Venus Concept remains high. We expect to drive total Company revenue growth of at least 20% in fiscal year 2022 fueled by strong execution of our focused commercial strategy and material contributions to growth from new product introductions – particularly the Venus Bliss Max beginning in the second-half of 2022. We also expect to drive continued improvements in our operating leverage, with the goal of generating positive cash flow in the fourth quarter of 2022. We are very excited about the prospects for our AIme device, our non-surgical robotic technology platform, that we believe has the potential to disrupt initially the skin tightening and directional lifting market, with plans to add additional clinical applications in the years to come. The clinical validation phase continues to progress; we expect to begin enrollment in AIme’s human clinical study later this month which, depending on the pace of enrollment, has us on track to meet our goal for study completion by the end of the third quarter of 2022, and submission for FDA 510(k) clearance as soon as possible thereafter.”

Preliminary Fourth Quarter 2021 Revenue Summary:

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Preliminary total GAAP revenue for the three months ended December 31, 2021 is expected to be in the range of $32.0 million to $33.0 million, compared to total GAAP revenue of $25.8 million for the three months ended December 31, 2020, representing an increase of 24% to 28% year-over-year.

Preliminary Fiscal Year 2021 Revenue Summary:

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Preliminary total GAAP revenue for the twelve months ended December 31, 2021 is expected to be in the range of $105.0 million to $106.0 million, compared to total GAAP revenue of $78.0 million for the twelve months ended December 31, 2020, representing an increase of 35% to 36% year-over-year.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 18 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Freedom, Venus Viva, Venus Freeze Plus, Venus Glow, Venus Bliss, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems include NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:
ICR Westwicke on behalf of Venus Concept
Mike Piccinino, CFA
VenusConceptIR@westwicke.com